Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162007, No. 333-153542, No. 333-87077, No. 333-134281 and No. 333-105567) of Merck & Co., Inc. of our report dated June 26, 2012, relating to the financial statements of Schering-Plough Employees’ Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLC

New York, New York

June 26, 2012